Exhibit 99.1


July 26, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by CTI Industries Corporation (the "Company") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 26, 2002. We agree with the statements concerning our firm, except we are not in a position to agree or disagree with Company's statements that:

      1. Effective July 24, 2002, the Company engaged McGladrey & Pullen, LLP as the Registrant's principal accountant.

      2.    The decision to change accountants was approved on July 24, 2002.


Very truly yours,

/s/ Grant Thornton, LLP